                                                                    EXHIBIT 99.1

            ESPEED REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

                       COMPANY PROVIDES GUIDANCE FOR 2005

NEW YORK - February 28, 2005 - eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today reported results for the fourth quarter and full year ended
December 31, 2004.

EARNINGS

eSpeed reported net income of $0.4 million, or $0.01 per diluted share, for the fourth quarter 2004 on a Generally Accepted Accounting Principles (GAAP) basis.
To reflect earnings generated from the Company's operations, eSpeed also reports non-GAAP net operating income. For the same period, the Company reported non-GAAP net operating income of $5.0 million, or $0.09 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the fourth quarter 2004 is non-cash charges of $4.6 million (net of tax) for impairment of capitalized software costs and certain patent claims, litigation defense costs and business partner securities. For comparative purposes, eSpeed reported non-GAAP net operating income of $8.8 million, or $0.15 per diluted share, in the fourth quarter of 2003. See "Non-GAAP Financial Measures" below for a detailed description of eSpeed's non-GAAP net operating income.

On a GAAP basis, the Company reported net income of $25.9 million, or $0.46 per diluted share for the full year ended December 31, 2004. For the same period, the Company reported non-GAAP net operating income of $31.1 million, or $0.55 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the full year ended December 31, 2004 is non-cash charges of $5.2 million (net of tax) for impairment of capitalized software costs and certain patent claims, litigation defense costs, business partner securities and a charitable contribution. For comparative purposes, eSpeed reported non-GAAP net operating income of $38.1 million, or $0.66 per diluted share for the full year
2003.

The primary difference between non-GAAP net operating income and GAAP net income for the fourth quarter of 2004 consists of $3.9 million non-cash charges for impairment of capitalized costs related to eSpeed's Price Improvement software and certain claims of its 580 Patent, $0.6 million for litigation defense costs, and $0.1 million for business partner securities. The primary differences between non-GAAP operating results and GAAP results reported for 2004 include non-cash charges of $3.9 million for the impairment of capitalized costs related to eSpeed's Price Improvement software and certain claims of its 580 Patent,
$0.6 million related to litigation defense costs, $0.5 million related to business partner securities and a $0.2 million charitable contribution to the
Cantor Relief Fund. eSpeed has recorded such impairment charges as a result of the removal of the Price Improvement feature from its trading platform in
January 2005 and an adverse jury verdict on February 22, 2005 with respect to certain claims of the 580 Patent, which verdict will be subject to post-trial motions and eSpeed's appeal. Additionally, eSpeed has incurred litigation defense costs related to a patent infringement case brought by Trading
Technologies International, Inc. See "Recent Events" below.

REVENUES

eSpeed's total revenues for the fourth quarter 2004 were $39.3 million, compared to total revenues of $39.2 million for the fourth quarter 2003. Fourth quarter
2004 fully electronic revenues were $22.9 million compared to $27.7 million in the fourth quarter 2003. Total revenues from Software Solutions in the fourth quarter 2004 were $9.4 million versus $6.2 million in the fourth quarter 2003.

eSpeed's total revenues for the full year ended December 31, 2004 were $166.5 million, compared to total revenues of $156.6 million for the full year 2003.
Fully electronic revenues were $108.0 million compared to $110.0 million in full year 2003. Total revenues from Software Solutions in the full year 2004 were
$32.1 million versus $24.2 million in the same period last year.

Fourth quarter 2004 pre-tax operating margins were 20.0 percent. Full year 2004 pre-tax operating margins were 30.5 percent.

VOLUME & TRANSACTIONS

Fully electronic volume was $6.2 trillion for the fourth quarter 2004, compared to $7.6 trillion reported by the Company in the fourth quarter 2003. eSpeed's total electronic volume, including fully electronic and voice-assisted transactions, for the fourth quarter 2004 was $9.9 trillion, compared with $10.3 trillion in the fourth quarter 2003. Average daily Federal Reserve US Treasury volume was $501 billion for the fourth quarter 2004.

For the full year 2004, fully electronic volume was $29.4 trillion, compared to
$31.7 trillion for the full year 2003. eSpeed's total electronic volume for 2004 was $43.2 trillion, compared to $42.6 trillion in 2003.

Fully electronic notional volume for new products, which eSpeed defines as mortgage-backed securities, foreign exchange, interest rate swaps, futures and repos, was $497 billion in the fourth quarter 2004, compared to $376 billion in the third quarter 2004. Volume for the eSpeed Equities direct access product was
123 million shares in the fourth quarter 2004, compared with 105 million shares in the third quarter 2004.

FREE CASH FLOW & CASH

The Company generated free cash flow (cash from operations less capital expenditures) of $2.0 million for the fourth quarter 2004 and $23.8 million for the full year 2004. Excluding related party receivables and payables, free cash flow for the fourth quarter 2004 was ($1.3) million and $23.1 million for the full year 2004. Fourth quarter cash flow included the payment of annual year-end bonuses. As of December 31, 2004, eSpeed's cash and cash equivalents was approximately $209.7 million.

During the fourth quarter 2004, the Company utilized approximately $13.6 million of cash with respect to the acquisition of ITSEcco Holdings Limited.
Additionally, eSpeed repurchased approximately 230,000 shares of the Company's stock for a total of $2.1 million in cash, at an average price of $9.24. For the full year 2004, eSpeed repurchased approximately 2.9 million shares of the
Company's stock for a total of $31.9 million in cash, at an average price of
$11.00. The Company has $87.6 million remaining from its $100 million buyback authorization.

OUTLOOK

For the first quarter 2005, eSpeed expects to generate revenues in excess of $37 million and expects non-GAAP net operating income to be in the range of $0.03 to
$0.04 per diluted share. This is based on the Company's expectations that the average daily Federal Reserve US Treasury volume will be between $540 and $550 billion for the first quarter 2005. The Company anticipates recording litigation expenses in excess of $0.02 per diluted share which will be excluded from its non-GAAP net operating income for the first quarter 2005.

For the full year 2005, the Company expects to generate revenues in excess of
$150 million. This includes the expectation that average daily Federal Reserve
U.S. Treasury volume will be between $540 and $550 billion for the full year
2005.

Howard W. Lutnick, Chairman and CEO of eSpeed, Inc. commented, "We expect that in 2005 we will begin to see positive effects of the changes put in place in
2004. Our core US Treasury business is positioned for solid cash generation and growth, and we are optimistic that our foreign exchange business will expand and add value to the Company throughout the year. We are confident that we have the best team in place to execute our strategy of improving client service, tailoring pricing solutions, offering innovative technology and successfully entering new markets."

RECENT EVENTS

In January 2005, eSpeed announced that after extensive customer collaboration, the Company decided to remove the Price Improvement (PI) feature from its trading platform. With the removal of PI, eSpeed offers its customers faster execution and a simpler trading system. In the near term, the Company expects the removal of PI will reduce its revenue per transaction and overall revenue.
In the longer term, however, eSpeed expects this change will lead to increased volume traded on eSpeed's system and will improve the Company's revenue and profitability.

In June 2003, eSpeed filed a lawsuit for infringement of eSpeed's exclusively licensed Automated Auction Protocol Processor Patent, also known as the 580
Patent. The 580 Patent covers a system and methods for auction based trading of specialized items, such as fixed income instruments. In a pre-trial ruling on
February 7, 2005, the U.S. District Court in Delaware ruled that BrokerTec
Global did not infringe on eSpeed's 580 Patent. On February 22, 2005, a jury found that Garban GTN and BrokerTec USA did infringe on eSpeed's 580 Patent but that there was a deficiency in the application which led to the 580 Patent.
eSpeed is currently awaiting entry of final judgment on the jury findings by the court following expected post-trial motions, as well as a judgment on an inequitable conduct claim against eSpeed. The court's rulings could lead to a judgment of invalidity on a portion of the claims set forth in the patent and, in the event of an adverse judgment on inequitable conduct, a judgment of unenforceability with respect to some or all claims. eSpeed expects to appeal certain rulings to the U.S. Court of Appeals for the Federal Circuit. The
Company is also a defendant in a patent infringement case brought by Trading
Technologies International, Inc. ("TT"). If the plaintiffs ultimately prevail in the claims brought by TT, eSpeed may be required to pay damages and/or costs and expenses, or may be forced to modify or withdraw certain products from the market. In both cases, eSpeed, on the one hand, and BrokerTec USA and TT, on the other hand, requested attorneys fees from the other party, which may be awarded by the courts in exceptional cases. The Company has been named as a defendant in a number of purported class action complaints alleging violations of the U.S.
securities laws from August 12, 2003 to July 1, 2004. The Company believes such class action cases are without merit. Guidance for the first quarter and full year of 2005 does not take into account any charge to earnings or losses related to payments, lost revenue or legal and other costs, if any, which may be necessary as a result of any of these cases or in any other matter. While such amounts, if any, cannot be predicted at this time, management believes any such payment or product modification or withdrawal will not have a material impact on the financial condition or prospects of the Company, but may have a material adverse impact in any given quarter on the Company's financial results or cash flows.

NON-GAAP FINANCIAL MEASURES

To supplement eSpeed's consolidated financial statements presented in accordance with GAAP and to better reflect the Company's quarter-over-quarter and comparative year-over-year operating performance, eSpeed uses non-GAAP financial measures of revenues, net income and earnings per share, which are adjusted to exclude certain expenses and gains. In addition, the Company provides a computation of free cash flows. These non-GAAP financial measurements do not replace the presentation of eSpeed's GAAP financial results but are provided to improve overall understanding of the Company's current financial performance and its prospects for the future. Specifically, eSpeed believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to the
Company's financial condition and results from operations. In addition, eSpeed's management uses these measures for reviewing the Company's financial results and evaluating eSpeed's financial performance. In the fourth quarter of 2004, the difference between GAAP net income and non-GAAP net operating income was $4.6 million. For the full year 2004, the difference between GAAP net income and non-GAAP net operating income was $5.2 million. eSpeed considers "non-GAAP net operating income" as after tax income generated from the Company's continuing operations excluding certain non-recurring or non-core items such as, but not limited to, asset impairments, litigation judgments, costs or settlements, restructuring charges, charitable contributions, insurance proceeds, business partner securities and similar events. The amortization of patent costs and associated licensing fees (including those made in settlement of litigation)
from such patents are generally treated as operating items. Material judgments or settlement amounts paid or received and impairments to all or a portion of such assets are generally treated as non-operating items. Management does not provide guidance of GAAP net income because certain items identified as excluded from non-GAAP net operating income are difficult to forecast.

ABOUT ESPEED, INC.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and equities marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial and non-financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world's largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.

Statements contained in this Press Release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities
Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: the effects of the attacks on the World Trade Center, market volatility, the limited operating history of eSpeed, Inc., the costs and expenses of developing, maintaining and protecting its intellectual property, including judgments or settlements paid or received and their related costs, and its ability to enter into marketing and strategic alliances, to effectively manage its growth, to expand the use of its electronic systems and to induce clients to use its marketplaces and services, and other factors that are discussed in eSpeed's Annual Report on Form 10-K, filed with the Securities and
Exchange Commission.

CONTACTS:

Investors:
Kim Henneforth
212-610-2433

Media:
Michael Geller
212-610-2430

                          ESPEED, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                          DECEMBER 31,
                                                                                    2004               2003
                                                                                -------------      -------------
                                                                                 (Unaudited)

ASSETS
Cash and cash equivalents                                                       $      19,884      $      55,318
Reverse repurchase agreements with related parties                                    189,804            173,182
                                                                                -------------      -------------
     Total cash and cash equivalents                                                  209,688            228,500
Fixed assets, net                                                                      50,605             34,467
Investments                                                                            12,709             11,449
Goodwill                                                                               11,949               --
Other intangibles, net                                                                 16,097             18,927
Receivable from related parties                                                         1,630              1,518
Other assets                                                                            7,455              2,707
                                                                                -------------      -------------
                        Total assets                                            $     310,133      $     297,568
                                                                                =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Payable to related parties                                                      $       7,113      $       6,323
Accounts payable and accrued liabilities                                               24,795             19,560
                                                                                -------------      -------------
                        Total current liabilities                                      31,908             25,883

Deferred income                                                                         8,011               --
                                                                                -------------      -------------
                        Total liabilities                                              39,919             25,883
                                                                                -------------      -------------

Stockholders' Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized, 600 and 8,000,600 shares issued and outstanding at December 31, 2004
   and 2003, respectively                                                                --                   80
Class A common stock, par value $.01 per share;  200,000,000 shares authorized; 34,289,773 and 30,953,867 shares issued at December 31, 2004
   and 2003, respectively                                                                 343                310
Class B common stock, par value $.01 per share; 100,000,000 shares authorized; 22,139,270 and 25,139,270 shares issued and outstanding at
   December 31, 2004 and 2003, respectively                                               221                251
Additional paid-in capital                                                            294,115            287,593
Unearned stock based compensation                                                      (3,080)            (1,192)
Treasury stock, at cost: 3,082,815 and 186,399 shares of Class A common
   stock at December 31, 2004 and 2003, respectively                                  (33,972)            (2,094)
Retained earnings (accumulated deficit)                                                12,587            (13,263)
                                                                                -------------      -------------
                        Total stockholders' equity                                    270,214            271,685
                                                                                -------------      -------------

                        Total liabilities and stockholders' equity              $     310,133      $     297,568
                                                                                =============      =============

                          ESPEED, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     Three Months
                                                                                   Ended December 31,       Year Ended December 31,
                                                                                -----------------------     -----------------------
                                                                                  2004          2003          2004          2003
                                                                                ---------     ---------     ---------     ---------

Revenues:
     Transaction revenues with related parties
           Fully electronic transactions                                        $  22,863     $  27,667     $ 108,033     $ 110,015
           Voice-assisted brokerage transactions                                    5,676         4,546        22,125        19,505
           Screen-assisted open outcry transactions                                   232           118           846           538
                                                                                ---------     ---------     ---------     ---------
       Total transaction revenues with related parties                             28,771        32,331       131,004       130,058
     Software Solutions fees from related parties                                   5,374         3,773        18,642        15,124
     Software Solutions and licensing fees from unrelated parties                   4,035         2,463        13,418         9,125
     Interest income                                                                1,075           656         3,445         2,308
                                                                                ---------     ---------     ---------     ---------
           Total revenues                                                          39,255        39,223       166,509       156,615
                                                                                ---------     ---------     ---------     ---------

Expenses:
     Compensation and employee benefits                                            11,089         8,241        40,671        36,114
     Occupancy and equipment:
          Amortization of software development costs & other intangibles            4,577         3,482        16,235        12,902
          Other occupancy and equipment                                             6,580         6,303        25,202        23,733
     Professional and consulting fees                                               1,183           592         4,644         3,519
     Communications and client networks                                             1,595         1,690         6,487         6,714
     Marketing                                                                        358           339         1,442         1,454
     Administrative fees to related parties                                         3,624         2,695        13,228        10,442
     Other                                                                          2,416         1,390         7,880         5,647
                                                                                ---------     ---------     ---------     ---------
           Total operating expenses                                                31,422        24,732       115,789       100,525
                                                                                ---------     ---------     ---------     ---------

Pre-tax operating income                                                            7,833        14,491        50,720        56,090

Income tax provision                                                                2,871         5,659        19,638        17,982
                                                                                ---------     ---------     ---------     ---------
Net operating income                                                                4,962         8,832        31,082        38,108
                                                                                ---------     ---------     ---------     ---------

Non-operating loss:
     Charitable contribution Re: 9/11, net of tax                                    --            --            (207)         (420)
     Amortization of business partner and non-employee securities, net of tax         (84)         (275)         (525)       (1,592)
     Litigation costs, net of tax                                                    (592)         --            (592)         --
     Asset impairment charges, net of tax                                          (3,908)         --          (3,908)         --
                                                                                ---------     ---------     ---------     ---------
           Total non-operating loss                                                (4,584)         (275)       (5,232)       (2,012)
                                                                                ---------     ---------     ---------     ---------

GAAP net income                                                                 $     378     $   8,557     $  25,850     $  36,096
                                                                                =========     =========     =========     =========

Per share data:

     Basic pre-tax operating income per share                                   $    0.15     $    0.26     $    0.92     $    1.01

     Basic tax provision per share                                                  (0.05)        (0.10)        (0.36)        (0.32)
                                                                                ---------     ---------     ---------     ---------

     Basic net operating income per share                                            0.09          0.16          0.57          0.69

     Basic non-operating income (loss) per share                                    (0.09)        (0.00)        (0.10)        (0.04)
                                                                                ---------     ---------     ---------     ---------

     Basic GAAP earnings per share                                              $    0.01     $    0.15     $    0.47     $    0.65
                                                                                =========     =========     =========     =========

     Diluted pre-tax operating income per share                                 $    0.14     $    0.25     $    0.90     $    0.98

     Diluted tax provision per share                                                (0.05)        (0.10)        (0.35)        (0.31)
                                                                                ---------     ---------     ---------     ---------

     Diluted net operating income per share                                     $    0.09     $    0.15     $    0.55     $    0.66

     Diluted non-operating income (loss) per share                                  (0.08)        (0.00)        (0.09)        (0.03)
                                                                                ---------     ---------     ---------     ---------

     Diluted GAAP earnings per share                                            $    0.01     $    0.15     $    0.46     $    0.63
                                                                                =========     =========     =========     =========

     Basic weighted average shares of common stock outstanding                     53,312        55,759        54,978        55,345
                                                                                =========     =========     =========     =========

     Diluted weighted average shares of common stock outstanding                   54,224        58,908        56,318        57,499
                                                                                =========     =========     =========     =========

Additional data:

     Pre-tax operating margin                                                        20.0%         36.9%         30.5%         35.8%
                                                                                =========     =========     =========     =========

                          ESPEED, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF INCOME IN ACCORDANCE WITH GAAP (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 Three Months                   Twelve Months
                                                                               Ended December 31,             Ended December 31,
                                                                           ---------------------------   ---------------------------
                                                                               2004           2003           2004           2003
                                                                           ------------   ------------   ------------   ------------

Revenues:
     Transaction revenues with related parties
           Fully electronic transactions                                   $     22,863   $     27,667   $    108,033   $    110,015
           Voice-assisted brokerage transactions                                  5,676          4,546         22,125         19,505
           Screen-assisted open outcry transactions                                 232            118            846            538
                                                                           ------------   ------------   ------------   ------------
       Total transaction revenues with related parties                           28,771         32,331        131,004        130,058
     Software Solutions fees from related parties                                 5,374          3,773         18,642         15,124
     Software Solutions and licensing fees from unrelated parties                 4,035          2,463         13,418          9,125
     Interest income                                                              1,075            656          3,445          2,308
                                                                           ------------   ------------   ------------   ------------
           Total revenues                                                        39,255         39,223        166,509        156,615
                                                                           ------------   ------------   ------------   ------------

Expenses:
     Compensation and employee benefits                                          11,089          8,241         40,671         36,114
     Occupancy and equipment:
          Amortization of software development costs & other intangibles          4,577          3,482         16,235         12,902
          Other occupancy and equipment                                           6,580          6,303         25,202         23,733
     Professional and consulting fees                                             2,133            592          5,594          3,519
     Asset impairment charges                                                     6,268           --            6,268           --
     Communications and client networks                                           1,595          1,690          6,487          6,714
     Marketing                                                                      358            339          1,442          1,454
     Administrative fees to related parties                                       3,624          2,695         13,228         10,442
     Amortization of business partner and non-employee securities                   134            452            856          2,167
     Other                                                                        2,416          1,390          8,219          6,334
                                                                           ------------   ------------   ------------   ------------
           Total operating expenses                                              38,774         25,184        124,202        103,379
                                                                           ------------   ------------   ------------   ------------

Income before income taxes                                                          481         14,039         42,307         53,236

Income tax provision                                                                103          5,482         16,457         17,140
                                                                           ------------   ------------   ------------   ------------

Net income                                                                 $        378   $      8,557   $     25,850   $     36,096
                                                                           ============   ============   ============   ============

Per share data:

     Basic earnings per share                                              $       0.01   $       0.15   $       0.47   $       0.65
                                                                           ============   ============   ============   ============

     Diluted earnings per share                                            $       0.01   $       0.15   $       0.46   $       0.63
                                                                           ============   ============   ============   ============

     Basic weighted average shares of common stock outstanding                   53,312         55,759         54,978         55,345
                                                                           ============   ============   ============   ============

     Diluted weighted average shares of common stock outstanding                 54,224         58,908         56,318         57,499
                                                                           ============   ============   ============   ============

                           ESPEED, INC. & SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           THREE MONTHS ENDED                  YEAR ENDED
                                                                               DECEMBER 31,                    DECEMBER 31,
                                                                        ----------------------------    ---------------------------
                                                                            2004            2003           2004            2003
                                                                        ------------    ------------   ------------    ------------

Cash flows from operating activities:
         Net income                                                     $        378    $      8,557   $     25,850    $     36,096
Adjustments to reconcile net income to net cash provided
by operating activities:
         Depreciation and amortization                                         6,789           5,000         24,060          18,044
         Amortization of business partner and non-employee securities            134             452            856           2,167
         Amortization of employee stock based compensation                       248            --              248            --
         Asset impairment charges                                              6,268            --            6,268            --
         Equity in net loss of unconsolidated investments                         74             105            116             185
         Deferred income tax expense                                             236             678          1,258           4,159
         Tax benefit from stock option and warrant exercises                      79           1,760          1,037           4,870
         Issuance of securities under employee benefit plan                       84              96            174             256

Changes in operating assets and liabilities:
         Receivable from related parties                                        (412)            948           (112)          3,748
         Other assets                                                         (4,724)            945         (6,171)            215
         Payable to related parties                                            3,697           2,777            790         (12,534)
         Accounts payable and accrued expenses                                (5,892)         (8,007)         1,761            (123)
         Deferred income                                                       6,033            --            8,011            --
                                                                        ------------    ------------   ------------    ------------
         Net cash provided by operating activities                            12,992          13,311         64,146          57,083
                                                                        ------------    ------------   ------------    ------------

Cash flows used in investing activities:
         Purchase of fixed assets                                             (3,853)         (6,472)       (15,124)        (10,943)
         Sale of premises and equipment                                         --              --             --             2,752
         Capitalization of software development costs                         (5,928)         (3,032)       (19,575)        (12,628)
         Capitalization of patent defense and registration costs              (1,248)         (1,039)        (5,689)         (4,710)
         Purchase of investment and acquisition, net of cash acquired        (13,635)           --          (13,995)           --
                                                                        ------------    ------------   ------------    ------------
         Net cash used in investing activities                               (24,664)        (10,543)       (54,383)        (25,529)
                                                                        ------------    ------------   ------------    ------------

Cash flows (used in) provided by financing activities:
         Repurchase of Class A common stock                                   (2,126)           --          (31,878)         (1,872)
         Proceeds from exercises of stock options and warrants                   428           5,701          2,239          11,838
         Receivable from broker on stock option exercises                         (9)          3,046          1,064          (1,019)
                                                                        ------------    ------------   ------------    ------------
         Net cash (used in) provided by financing activities                  (1,707)          8,747        (28,575)          8,947
                                                                        ------------    ------------   ------------    ------------

Net (decrease) increase in cash and cash equivalents                         (13,379)         11,515        (18,812)         40,501
                                                                        ------------    ------------   ------------    ------------

Cash and cash equivalents at beginning of period                             223,067         216,985        228,500         187,999
                                                                        ------------    ------------   ------------    ------------

Cash and cash equivalents at end of period                              $    209,688    $    228,500   $    209,688    $    228,500
                                                                        ============    ============   ============    ============

                           ESPEED, INC. & SUBSIDIARIES
             COMPUTATION OF CONSOLIDATED FREE CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                                    DECEMBER 31,               DECEMBER 31,
                                                                             ------------------------    ------------------------
                                                                                2004          2003          2004          2003
                                                                             ----------    ----------    ----------    ----------

Pre-tax operating income                                                     $    7,833    $   14,491    $   50,720    $   56,090

Depreciation and amortization                                                     6,789         5,000        24,060        18,044
Other non-cash items                                                               (544)          201          (412)          441
                                                                             ----------    ----------    ----------    ----------
Pre-tax operating income adjusted for depreciation, amortization and other       14,078        19,692        74,368        74,575
                                                                             ----------    ----------    ----------    ----------

Income tax provision on operating income                                         (2,871)       (5,659)      (19,638)      (17,982)
Income tax benefit on non-operating loss                                          2,767           177         3,181           842
Deferred income tax expense                                                         236           678         1,258         4,159
Tax benefit from stock option and warrant exercises                                  79         1,760         1,037         4,870
Income taxes paid                                                                 3,805         3,807        16,655         7,167
                                                                             ----------    ----------    ----------    ----------
 Decrease (increase) in current income tax payable                                4,016           763         2,493          (944)

Changes in related party receivable and payable, net                              3,286         3,725           679        (8,786)
Changes in other operating assets and liabilities, net                           (8,389)      (10,869)      (13,054)       (7,075)
Charitable contribution Re: 9/11                                                   --            --            (340)         (687)
                                                                             ----------    ----------    ----------    ----------
       Net cash provided by operating activities                                 12,992        13,311        64,146        57,083
                                                                             ----------    ----------    ----------    ----------

Purchase of fixed assets                                                         (3,853)       (6,472)      (15,124)      (10,943)
Capitalization of software development costs                                     (5,928)       (3,032)      (19,575)      (12,628)
Capitalization of patent defense and registration costs                          (1,248)       (1,039)       (5,689)       (4,710)
                                                                             ----------    ----------    ----------    ----------
       Free cash flows                                                            1,963         2,768        23,759        28,802
                                                                             ----------    ----------    ----------    ----------

Related party receivable and payable, net                                        (3,286)       (3,725)         (679)        8,786
                                                                             ----------    ----------    ----------    ----------
       Free cash flows, net of related party activity                        $   (1,323)   $     (957)   $   23,079    $   37,588
                                                                             ==========    ==========    ==========    ==========

                          ESPEED, INC. AND SUBSIDIARIES
        RECONCILIATION of NON-GAAP FINANCIAL MEASURES TO GAAP (UNAUDITED)
                                 (IN THOUSANDS)

                                                                       Three Months Ended
                                                                           December 31,           Year Ended December 31,
                                                                   --------------------------    --------------------------
                                                                      2004           2003           2004           2003
                                                                   -----------    -----------    -----------    -----------

Revenues                                                           $    39,255    $    39,223    $   166,509    $   156,615
                                                                   -----------    -----------    -----------    -----------
GAAP revenues                                                      $    39,255    $    39,223    $   166,509    $   156,615
                                                                   -----------    -----------    -----------    -----------

Operating expenses                                                 $    31,422    $    24,732    $   115,789    $   100,525
Amortization of business partner and non-employee securities [a]           134            452            856          2,167
Charitable contribution Re: 9/11 [b]                                      --             --              339            687
Litigation costs [c]                                                       950            950
Asset impairment charges [d]                                             6,268           --            6,268           --
                                                                   -----------    -----------    -----------    -----------
GAAP expenses                                                      $    38,774    $    25,184    $   124,202    $   103,379
                                                                   -----------    -----------    -----------    -----------

Pre-tax operating income                                           $     7,833    $    14,491    $    50,720    $    56,090
Sum of reconciling items = - [a] - [b] - [c] - [d]                      (7,352)          (452)        (8,413)        (2,854)
                                                                   -----------    -----------    -----------    -----------
GAAP income before income tax provision                            $       481    $    14,039    $    42,307    $    53,236
                                                                   -----------    -----------    -----------    -----------

Income tax provision                                               $     2,871    $     5,659    $    19,638    $    17,982
Income tax benefit on non-operating loss [e]                            (2,768)          (177)        (3,181)          (842)
                                                                   -----------    -----------    -----------    -----------
GAAP income tax provision                                          $       103    $     5,482    $    16,457    $    17,140
                                                                   -----------    -----------    -----------    -----------

Net operating income                                               $     4,962    $     8,832    $    31,082    $    38,108
Sum of reconciling items = -[a] - [b] - [c] - [d] - [e]                 (4,584)          (275)        (5,232)        (2,012)
                                                                   -----------    -----------    -----------    -----------
GAAP net income                                                    $       378    $     8,557    $    25,850    $    36,096
                                                                   -----------    -----------    -----------    -----------

ESPEED, INC. AND SUBSIDIARIES
QUARTERLY MARKET ACTIVITY REPORT

                                                             -------------------------------------------------------------------
                                                                4Q03**          1Q04          2Q04          3Q04          4Q04
                                                             -------------------------------------------------------------------

VOLUME (IN BILLIONS)
--------------------
Fully Electronic Volume - Excluding New Products                 7,535         8,209         7,791         6,520         5,669
Fully Electronic Volume - New Products*                             21           133           199           376           497
Voice-Assisted Volume                                            2,756         3,586         3,070         3,491         3,688
                                                             -------------------------------------------------------------------
   Total Electronic Volume                                      10,312        11,928        11,061        10,388         9,854
                                                             ===================================================================

ELECTRONIC TRANSACTION COUNT
----------------------------
Fully Electronic Transactions - Excluding New Products       1,208,331     1,264,612     1,252,654     1,127,444       998,215
Fully Electronic Transactions - New Products*                    6,242        23,996        38,369        73,457        92,903
Voice-Assisted Transactions                                    149,181       175,036       165,906       157,134       152,883
                                                             -------------------------------------------------------------------
   Total Transactions                                        1,363,754     1,463,644     1,456,929     1,358,035     1,244,001
                                                             ===================================================================

                                                             -------------------------------------------------------------------
eSpeed Equities Direct Access (Number of Shares
     Traded In Millions)                                            56            85           102           105           123
                                                             ===================================================================

Trading Days                                                        62            62            62            64            62

                                                           % Change         % Change                                     % Change
                                                        ------------------------------   -------------------------------------------
                                                          4Q04 vs 3Q04    4Q04 vs 4Q03          2003          2004      2004 vs 2003
                                                        ------------------------------   -------------------------------------------

VOLUME (IN BILLIONS)
--------------------
Fully Electronic Volume - Excluding New Products              (13.1%)         (24.8%)           31,704        28,190        (11.1%)
Fully Electronic Volume - New Products*                        32.0%             N/A                21         1,206           N/A
Voice-Assisted Volume                                           5.6%           33.8%            10,835        13,835         27.7%
                                                        -----------------------------    -------------------------------------------
   Total Electronic Volume                                     (5.1%)          (4.4%)           42,560        43,231          1.6%
                                                        =============================    ===========================================

ELECTRONIC TRANSACTION COUNT
----------------------------
Fully Electronic Transactions - Excluding New Products        (11.5%)         (17.4%)        4,947,814     4,642,925         (6.2%)
Fully Electronic Transactions - New Products*                  26.5%             N/A             6,242       228,725           N/A
Voice-Assisted Transactions                                    (2.7%)           2.5%           607,075       650,959          7.2%
                                                        -----------------------------    -------------------------------------------
   Total Transactions                                          (8.4%)          (8.8%)        5,561,131     5,522,609         (0.7%)
                                                        =============================    ===========================================

                                                        -----------------------------    -------------------------------------------
eSpeed Equities Direct Access (Number of Shares
     Traded In Millions)                                       17.1%          118.0%                56           415        641.1%
                                                        =============================    ===========================================

Trading Days                                                                                       250           250

* New Products defined as Mortgage-Backed Securities, Foreign Exchange, Interest
Rate Swaps, Repos and Futures. CBOT Futures volume calculated based on per contract notional value of $200,000 for the two year contract and $100,000 for all others.

** Modification in our calculation based on recognition of new product volume.

Global Interest Rate Futures Volume (1)

            CBOT - US Treasury Contracts              72,558,944    85,432,539    97,809,197    97,875,096   102,886,955
            CME - Euro $ Contracts                    52,414,323    59,434,778    80,289,683    82,256,775    75,602,802
            EUREX - Bund Contracts                    51,717,399    62,145,662    57,280,434    55,998,582    64,362,839

Fed UST Volume (in billions) (2)
            UST Volume                                    26,189        29,843        32,379        31,080        31,086
            Average Daily UST Volume                         422           481           522           486           501

NYSE  - Volume (shares traded) - in millions (3)          85,529        95,386        90,818        84,905        95,990
            Transaction Value - in millions            2,546,235     2,970,628     2,881,358     2,632,744     3,133,420

NASDAQ  - Volume (shares traded) - in millions (4)       112,636       126,314       108,328        99,636       119,651
            Transaction Value - in millions            2,030,335     2,312,291     2,120,171     1,896,115     2,398,921

Global Interest Rate Futures Volume (1)

            CBOT - US Treasury Contracts                5.1%      41.8%         288,444,895   384,003,787     33.1%
            CME - Euro $ Contracts                     (8.1%)     44.2%         208,771,164   297,584,038     42.5%
            EUREX - Bund Contracts                     14.9%      24.5%         244,414,274   239,787,517     (1.9%)

Fed UST Volume (in billions) (2)
            UST Volume                                  0.0%      18.7%             108,838       124,388     14.3%
            Average Daily UST Volume                    3.2%      18.7%                 435           498     14.3%

NYSE  - Volume (shares traded) - in millions (3)       13.1%      12.2%             352,398       367,098      4.2%
            Transaction Value - in millions            19.0%      23.1%           9,692,316    11,618,150     19.9%

NASDAQ  - Volume (shares traded) - in millions (4)     20.1%       6.2%             424,468       453,930      6.9%
            Transaction Value - in millions            26.5%      18.2%           7,057,092     8,727,498     23.7%

Sources:    (1) Futures Industry Association - Monthly Volume Report -
                (www.cbot.com, www.cme.com, www.eurexchange.com)
            (2) www.ny.frb.org/pihome/statistics/dealer - Federal Reserve Bank
            (3) NYSE - www.nyse.com
            (4) NASDAQ - www.marketdata.nasdaq.com

-----------------------------------------------------------------------------------------------------
Fiscal Year 2003                Jan'03    Feb'03    Mar'03    Apr'03    May'03    Jun'03    Jul'03

Volume Data (in billions)
            Fully Electronic     2,309     1,906     2,564     2,070     2,871     2,840     3,428
            Voice                  864       810       917       761       956       944       992
            Total                3,173     2,716     3,481     2,831     3,827     3,784     4,419

Transaction Count
            Fully Electronic   370,992   305,296   403,307   338,281   425,213   431,131   512,447
            Voice               49,801    48,449    53,520    44,767    49,946    53,510    55,258
            Total              420,793   353,745   456,827   383,048   475,159   484,641   567,705

Trading Days                        21        19        21        21        21        21        22
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
Fiscal Year 2003               Aug'03    Sep'03    Oct'03    Nov'03    Dec'03

Volume Data (in billions)
            Fully Electronic    2,952     3,230     3,021     2,241     2,295
            Voice                 733     1,100     1,034       941       781
            Total               3,686     4,330     4,055     3,182     3,076

Transaction Count
            Fully Electronic  453,324   499,492   486,053   356,501   372,019
            Voice              44,804    57,839    58,222    49,382    41,577
            Total             498,128   557,331   544,275   405,883   413,596

Trading Days                       21        21        22        18        22
-----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Fiscal Year 2004                Jan'04    Feb'04    Mar'04    Apr'04    May'04    Jun'04    Jul'04

Volume Data (in billions)
            Fully Electronic     2,982     2,464     2,897     2,912     2,550     2,528     2,151
            Voice                1,144     1,146     1,296     1,058     1,019       994     1,180
            Total                4,126     3,610     4,192     3,970     3,569     3,522     3,331

Transaction Count
            Fully Electronic   449,197   379,084   460,327   460,211   417,503   413,309   361,945
            Voice               57,178    54,485    63,373    56,948    55,533    53,425    51,941
            Total              506,375   433,569   523,700   517,159   473,036   466,734   413,886

Trading Days                        20        19        23        21        20        21        21
----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
Fiscal Year 2004                Aug'04    Sep'04    Oct'04    Nov'04    Dec'04

Volume Data (in billions)
            Fully Electronic     2,134     2,612     2,155     2,225     1,786
            Voice                1,023     1,288     1,227     1,445     1,016
            Total                3,157     3,900     3,382     3,670     2,802

Transaction Count
            Fully Electronic   376,279   462,677   396,066   379,976   315,076
            Voice               46,242    58,951    50,067    59,608    43,208
            Total              422,521   521,628   446,133   439,584   358,284

Trading Days                        22        21        20        20        22
------------------------------------------------------------------------------

---------------------------------------------------------------
Trading Days
---------------------------------------------------------------
                             2004
                             ----
    Q1               Q2                Q3              Q4
    --               --                --              --
    62               62                64              62

                             2003
                             ----
    Q1               Q2                Q3              Q4
    --               --                --              --
    61               63                64              62

---------------------------------------------------------------